UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 23, 2018
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07 Submission of Matters to a Vote of Security Holders.
On Wednesday, May 23, 2018, Papa Murphy's Holdings, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, 15,524,085 shares of common stock were represented in person or by proxy, which constituted 91.47 percent of the 16,971,461 shares of the Company's common stock outstanding and entitled to vote at the meeting as of March 26, 2018, the record date of the Annual Meeting, and a quorum. At the Annual Meeting, the Company's stockholders elected each of the four director nominees and ratified the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. A description of, and the voting results for, each proposal are set forth below.

1.	Election of Directors
Proposal one was the election of four nominees to serve as Class I directors of the Company until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jean M. Birch	10,894,587	460,898	4,168,600
Rob Weisberg	10,857,224	498,261	4,168,600
Alexander C. Matina	11,152,453	203,032	4,168,600
Noah A. Elbogen	11,154,214	201,271	4,168,600

2.	Ratification of appointment of independent registered public accounting firm
Proposal two was the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
14,667,309	654,508	202,268
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Nik Rupp
Name: Nik Rupp
Title: Chief Financial Officer

Date: May 29, 2018